UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

CHINA ENERGY RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7F, De Yang Garden No. 267 Qu Yang Road Hongkou District, Shanghai Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

+86 (0)21 5556-0020
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 21, 2008, China Energy Recovery, Inc. (the "Registrant") filed a Current Report on Form 8-K (the "April 8-K") reporting, among other things, the closing of a financing in which the Registrant sold and issued shares of its newly created Series A Convertible Preferred Stock ("Preferred Stock") and warrants to purchase its common stock (the "Financing"). Exhibit 3.2 to the April 8-K consisted of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc. (the "Certificate of Designation"). The April 8-K as well as the Certificate of Designation did not correctly set forth the conversion rate for the Preferred Stock, and, consequently, the correct amount of shares of the Registrant's common stock into which the Preferred Stock is convertible.

The Registrant is filing this Current Report on Form 8-K/A to correct the disclosure regarding the conversion rate of the Preferred Stock in the April 8-K. The Registrant previously corrected the Certificate of Designation on May 5, 2008 by filing a Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc. with the Secretary of State of the State of Delaware, as disclosed in the Registrant's Registration Statement on Form S-1 filed May 6, 2008. On May 7, 2008, the Registrant further corrected the Certificate of Designation by filing another Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc. (the "Second Corrected Certificate of Designation") with the Secretary of State of the State of Delaware. A copy of the Second Corrected Certificate of Designation is filed herewith.

Each share of the Preferred Stock is convertible at any time into shares of the Registrant's common stock equal to the product obtained by multiplying the number of shares of Preferred Stock being converted by the then-effective conversion rate. The conversion rate is the quotient obtained by dividing the liquidation value of each share of the Preferred Stock ($1.08 per share plus any declared and accrued but unpaid dividends thereon) by the then-effective conversion price. As a result of the Registrant's April 16, 2008 1-for-2 reverse stock split, the current conversion price is $2.16 per share. The conversion price is subject to anti-dilutive adjustments for (a) certain issuances of additional securities by the Registrant without consideration or for consideration per share less than the conversion price of the Preferred Stock in effect immediately prior to the issuance of such additional securities, and (b) any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting the Registrant's common stock. Accordingly, as of the date hereof, each share of Preferred Stock is convertible into one-half of one share of the Registrant's common stock. The currently outstanding shares of the Preferred Stock (7,874,242 shares) are therefore convertible into an aggregate of 3,937,122 (after taking into account rounding) shares of the Registrant's common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibit
3.2
Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc. filed on May 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: May 9, 2008	By:	/s/ Wu Qinghuan
Wu Qinghuan Chief Executive Officer